Exhibit 10.33

2000 Stock Option Plan

Sabre Holdings Corporation

As Amended and Restated
Effective as of November 13, 2000

Sabre Holdings Corporation
2000 Stock Option Plan

Section 1.  Purpose and Definitions

The purpose of Sabre Holdings Corporation’s Stock Option Plan (the “Plan”) is to enable Sabre Holdings Corporation (the “Company”) to attract, retain, and reward employees of the Company, its Subsidiaries, and its Affiliates, and strengthen the mutuality of interests between such individuals and the Company’s shareholders, by offering such individuals stock incentives in the Company.

For purposes of the Plan, the following terms shall be defined as follows:

a.                                       “Affiliate” means any entity, other than the Company and any Subsidiary, that is designated by the Board as a participating employer under the Plan, so long as the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of the stock or other equity interests of such entity or at least twenty percent (20%) of the equity interests of such entity.

b.                                      “Award” means a Stock Option or Stock Appreciation Right granted hereunder.

c.                                       “Board” means the Board of Directors of the Company.

d.                                      “Cause” means, but is not limited to, any of the following actions: theft, dishonesty or fraud, insubordination, persistent inattention to duties or excessive absenteeism, violation of the Company’s work rules, business ethics policy, other policies or state or federal law, or any other conduct which would disqualify the Participant from entitlement to unemployment benefits.  The determination of whether Cause exists shall be made in the Company’s sole discretion.

e.                                       “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

f.                                         “Committee” means the Committee referred to in Section 2.

g.                                      “Company” means Sabre Holdings Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

h.                                      “Disability” means disability as determined by the Committee.

i.                                          “Effective Date” means November 13, 2000.

j.                                          “Employee” means a regular full or part-time employee of the Company, Subsidiaries and Affiliates, as determined by the Committee.

k.                                       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

l.                                          “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price, regular way, of the Stock on the New York Stock Exchange (“NYSE”) or the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, if no such sale of Stock occurs on the NYSE or NASDAQ on such date, the fair market value of the Stock as determined by the Committee in good faith.

m.                                    “Participant” means an Employee receiving an Award hereunder.

n.                                      “Person” means “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee).

o.                                      “Plan” means Sabre Holdings Corporation’s 2000 Stock Option Plan, as amended from time to time.

p.                                      “Retirement” means, unless otherwise determined by the Committee, retirement from employment with the Company or any Subsidiary or Affiliate on or after age 65 or age 55 with 10 years Company service.

q.                                      “Stock” means the Class A Common Stock, $.01 par value per share, of the Company, or any successor security resulting from any merger, reorganization, consolidation, recapitalization, reorganization or other change in corporate structure affecting the stock as determined by the Committee in accordance with Section 3(c).

r.                                         “Stock Appreciation Right” means the right to participate in an increase in the value of a share of Stock pursuant to an award granted under Section 5.

s.                                       “Stock Option” or “Option” means any non-qualified option to purchase shares of Stock (other than any stock option intended to be and designated as an “Incentive Stock Option” within the meaning of section 422 of the Code) granted pursuant to Section 4.

t.                                         “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

In addition, the terms “Change in Control,” “Potential Change in Control,” and “Change in Control Price” shall have the meanings set forth in Section 6.

Section 2.  Administration

a.                                       The Plan shall be administered by a Committee of not less than two members of the Board, who shall be appointed by, and serve at the pleasure of, the Board.  In selecting the members of the Committee, the Board shall take into account, to the extent applicable, the requirements for the members of the Committee to be treated as “Outside Directors” within the meaning of Section 162(m) of the Code and “Non-Employee Directors” for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.  The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists that has the authority to so administer the Plan.

b.                                      The Committee shall have full authority to grant Awards, pursuant to the terms of the Plan, to Employees.

c.                                       In particular the Committee shall have the authority:

i.                                          To select Employees to whom Awards may from time to time be granted hereunder;

ii.                                       To determine whether and to what extent Awards are to be granted to one or more Employees;

iii.                                    Subject to the provisions of Sections 3 and 4, to determine the number of shares to be covered by each such Award;

iv.                                   To determine the terms and conditions of any Award (including, but not limited to the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Award and/or the shares of Stock relating thereto);

v.                                      To determine whether and under what circumstances a Stock Option may be settled in cash instead of Stock;

vi.                                   To designate the Corporate Secretary of the Company, other officers or employees of the Company, or competent professional advisors, to assist the Committee in the administration of the Plan;

vii.                                To delegate authority to the Corporate Secretary of the Company, or other officers or employees of the Company to execute agreements or other documents on its behalf;

viii.                             To delegate authority to the Corporate Secretary of the Company, or other officers or employees of the Company to act on its behalf concerning any matter related to the Plan, including without limitation the ability to make grants and Awards hereunder.

d.                                      The Committee or its designee shall have the authority to adopt, alter, and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

e.                                       All decisions made by the Committee or its designee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Employees.

Section 3.  Stock Subject to Plan

a.                                       The total number of shares of Stock reserved and available for distribution under the Plan shall be seven million (7,000,000).  In no event shall the total of (i) shares of Stock subject to Awards plus (ii) shares of Stock issued under the Plan exceed the amount available.

b.                                      Subject to Section 5(h), each share of Stock as to which a Stock Option or Stock Appreciation Right has been granted shall again be available for distribution in connection with future awards under the Plan if (i) such share ceases to be subject to an Award or is otherwise forfeited, (ii) the Award to which such share relates is settled in cash or other property, (iii) the Award to which such share relates otherwise terminates without the share of Stock being issued to the Participant, (iv) such share otherwise issuable hereunder is withheld in order to pay the exercise price or tax withholding for Awards, or (v) such share is used to pay the exercise price or tax withholding of other Awards.

c.                                       In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split, extraordinary cash dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment may be made in the aggregate number of shares reserved for issuance under the Plan, and/or in the number and option price of shares subject to outstanding Awards, as may be determined to be appropriate by the Committee, provided that the number of shares subject to any award shall always be a whole number.

Section 4.  Stock Options

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

a.                                       Price.  The Option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock at grant.

b.                                      Term.  The Committee shall fix the term of each Stock Option, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

c.                                       Exercisability.  Stock Options shall be vested or exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Section 6, or unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option.  If any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine.

d.                                      Method of Exercise.  Subject to whatever installment exercise provisions apply under Section 4(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company, or its designated representative, specifying the whole number of shares to be purchased.  Such notice shall be accompanied by payment in full of the purchase price and required tax withholding, either by check, note or such other instrument as the Committee may accept.  As determined by the Committee at or after grant, payment in full or in part may also be made in the form of various cashless exercise methods, or in the form of unrestricted Stock already owned by the Participant; provided that such unrestricted Stock has been held by the Participant for at least six months prior to tender upon exercise.  No shares of Stock shall be issued until full payment therefore has been made.  A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to the shares subject to the Option when the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Sections 8(a) and 8(b).

e.                                       Transferability.  Unless the Committee shall permit (on such terms and conditions as it shall establish), no Option may be transferred, assigned, pledged or hypothecated (except by will or the laws of descent and distribution) or be subject to execution, attachment, or similar process.  Upon any attempt to effect any such disposition, or upon the levy of any such process, the Option will become null and void.

f.                                         Termination for Cause.  If a Participant’s employment by the Company or any Subsidiary or Affiliate is terminated for Cause, the Stock Option shall thereupon terminate, whether or not vested or exercisable at that time.  Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination, the Committee determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct that would constitute Cause, such Participant shall forthwith cease to have any right to exercise any Award.

g.                                      Other Termination.  If a Participant’s employment by the Company or any Subsidiary or Affiliate terminates for any reason other than for Cause, any unexercisable Stock Option shall thereupon terminate and any exercisable Stock Option held by such Participant may thereafter be exercised in accordance with the terms and conditions established by the Committee.

h.                                      Buyout.  The Committee may at any time offer to buy out for payment in cash or Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

Section 5.  Stock Appreciation Rights

Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

a.                                       Price.  Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value on the date of exercise of one share of Stock over the exercise price per share determined by the Committee at the time of grant multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.  When payment is to be made, the amount and/or number of shares (when payment is to be made in shares) to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise.

b.                                      Term.  The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10) years after the date the Stock Appreciation Right is granted.

c.                                       Exercisability.  Stock Appreciation Rights shall be vested or exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Section 6, or unless otherwise determined by the Committee at or after grant, no Stock Appreciation Right shall be exercisable prior to the first anniversary date of the granting of the Stock Appreciation Right.  If the Committee provides that any Stock Appreciation Right is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine.

d.                                      Method of Exercise.  Subject to whatever installment exercise provisions apply under Section 5(c), Stock Appreciation Rights may be exercised in whole or in part as to a whole number of shares at any time during the exercise period, by giving written notice of exercise to the Company, or its designated representative, specifying the number of shares to be exercised.

e.                                       Transferability.  Unless the Committee shall permit (on such terms and conditions as it shall establish), no Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (except by will or the laws of descent and distribution) or be subject to execution, attachment, or similar process.  Upon any attempt to effect any such disposition, or upon the levy of any such process, the Stock Appreciation Right will become null and void.

f.                                         Termination for Cause.  If a Participant’s employment by the Company or any Subsidiary or Affiliate is terminated for Cause, the Stock Appreciation Right shall thereupon terminate, whether or not exercisable at that time.  Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination, the Committee determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Award.

g.                                      Other Termination.  If a Participant’s employment by the Company or any Subsidiary or Affiliate terminates for any reason other than for Cause, any unexercisable Stock Appreciation Right shall thereupon terminate and any exercisable Stock Appreciation Right held by such Participant may thereafter be exercised in accordance with the terms and conditions established by the Committee.

h.                                      Upon the exercise of any Stock Appreciation Right, the number of shares issued under such Stock Appreciation Right based on the value of the Stock Appreciation Right at the time of exercise shall be deemed to be shares issued for purposes of the share authorization set forth in Section 3.

Section 6.  Change in Control

a.                                       Impact of Event.  In the event a Change in Control or a Potential Change in Control occurs as determined by the Committee or the Board at or after grant, subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination, the following shall occur:

i.                                          Any Stock Appreciation Rights or Stock Options awarded under the Plan shall continue in effect or, if continuation is not possible, shall be equitably converted to Stock Options or Stock Appreciation Rights of any successor entity; or

ii.                                       If continuation or conversion under 6(a)(i) is not possible, all unexercisable Stock Options and Stock Appreciation Rights shall become fully exercisable, and the Board shall either provide Participants with a reasonable period within which to exercise, or settle in cash;

iii.                                    If the Board chooses to settle in cash pursuant to Section 6(a)(ii), the value of all outstanding Awards to the extent vested hereunder shall, unless determined otherwise by the Board in its sole discretion at or after grant but prior to any Change in Control or Potential Change in Control, be the excess of the Change in Control Price as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Board may determine prior to the Change in Control or Potential Change on Control, over the exercise price.  “Change in Control Price” means the highest price per share paid in any transaction reported on the NYSE or NASDAQ Composite Index, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.

b.                                      Termination without Cause.  In the event a Participant is involuntarily terminated without Cause within one year following a Change in Control or Potential Change in Control, such Participant’s previously unexercisable and unvested Stock Options and Stock Appreciation Rights shall become fully vested and remain exercisable for three (3) months following such termination.

c.                                       Definition of “Change in Control”.  A “Change in Control” means the happening of any of the following:

i.                                          When any Person, directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities;

ii.                                       The individuals who, as of the Effective Date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

iii.                                    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of stock of the Company (the “Outstanding Company Stock”) and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then Outstanding Company Stock and the combined voting power of the then Outstanding Company Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or throughout one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of respectively, the then Outstanding Company Stock resulting from such Business Combination or the combined voting power of the then Outstanding Company Voting Securities except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

iv.                                   Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

e.                                       Definition of Potential Change in Control.  A “Potential Change in Control” means the happening of any one of the following:

i.                                          The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or

ii.                                       The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

Section 7.  Amendments and Termination

a.                                       The Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the Options or Stock Appreciation Rights previously granted to a Participant without the Participant’s consent.

b.                                      The Committee may amend the terms of any award theretofore granted, prospectively or retroactively, but subject to Section 3 above, no such amendment shall impair the options or stock appreciation rights previously granted to a Participant without the Participant’s consent.

c.                                       Subject to the above provisions, the Committee shall have broad authority to amend the Plan for any reason, including without limitations to take in to account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Section 8.  General Provisions

a.                                       The Committee may require each Participant purchasing shares pursuant to and under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof.  The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

b.                                      All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules. regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, NASDAQ, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

c.                                       Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

d.                                      The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to any Award under the Plan, nor the continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

e.                                       Except as the Participant and the Company may otherwise agree, no later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement, provided that no more than the minimum withholding tax is paid through share withholding.  The withholding requirement may be paid with unrestricted stock already owned by the Participant, provided that such stock has been held by the Participant for at least six months prior to tender for purposes of payment of withholding taxes.  The obligations of the Company under the Plan shall be conditional on such payment of arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

f.                                         The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 9.  Term

No Awards shall be granted pursuant to the Plan on or after March 15, 2010, but Awards granted prior to March 15, 2010 may extend beyond that date.